                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                               September 18, 2000
                Date of Report (Date of earliest event reported)



                             FIDELITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


     Nevada                    000-29182                     11-3292094
 (State or other              (Commission                  (IRS Employer
 jurisdiction of              File Number)               Identification No.)
 incorporation)


                  80-02 Kew Gardens Road, Kew Gardens, NY 11415
               (Address of principal executive offices) (Zip Code)


       (Registrant's telephone number, including area code): 718/520-6500

                           PART II. OTHER INFORMATION

ITEM 5.   OTHER EVENTS.

         We have determined to redeem all outstanding adjustable warrants (the "Adjustable Warrants") held by certain institutional investors pursuant to certain securities purchase agreements dated as of December 8, 1999 and as of February 8, 2000. We are redeeming the Adjustable Warrants, which would have been convertible into shares of our Common Stock, through a combination of cash and 393,588 shares of Common Stock pursuant to Redemption Agreements (the "Redemption Agreements"). Specifically, in consideration for the redemption of the Adjustable Warrants, we have the option of paying the investors an aggregate of $6,000,000 by November 8, 2000, or approximately $4,449,000 by November 8, 2000, plus approximately $1,968,000 over the ensuing seventeen months. Of these amounts, an aggregate of $2,500,000 million has already been paid as of September 18, 2000. Moreover, for one of the institutional investors, one-third (1/3) of the Adjustable Warrants were redeemed on the date of the execution and delivery of the Redemption Agreements, one-third (1/3) of the Adjustable Warrants will be redeemed thirty (30) calendar days thereafter and (iii) one-third (1/3) of the Adjustable Warrants will be redeemed upon the date that is thirty (30) additional calendar days thereafter. For the other institutional investors, all Adjustable Warrants were redeemed concurrently with the execution and delivery of the Agreements. The purpose of the redemption is to eliminate potential significant future dilution to our shareholders.

         Additionally, on September 11, 2000, our Major Automotive division completed the previously announced acquisition of Hempstead Nissan, based in Hempstead, New York. The dealership will be renamed Major Nissan of Garden City, Inc. and its current facilities will be consolidated into one expanded facility.

         Furthermore, as of September 1, 2000, Mr. Bruce Bendell, our Chief Executive Officer and a director, has replaced Mr. Dennis Roth as the Chairman and Chief Executive Officer of our technology division, IG2, Inc. ("IG2"). In addition, Mr. James Wallick, our President, has been named President of IG2 and Ms. Kimberly Peacock remains its Vice-Chair. Mr. Roth remains a director of Fidelity Holdings, Inc.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits.

                  10.78 Redemption Agreement dated as of September 8, 2000, entered into by and among Fidelity Holdings, Inc., Strong River Investments, Inc. and Montrose Investments Ltd.

                  10.79 Redemption Agreement dated as of September 8, 2000, entered into between Fidelity Holdings, Inc. and Augusta Street LLC.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         FIDELITY HOLDINGS, INC.
                                         (Registrant)



                                         /s/ Bruce Bendell
                                         --------------------------------------
                                         Bruce Bendell, Chief Executive Officer


Dated: September 22, 2000






                                       2